POLICY INFORMATION

INSURED PERSON	RICHARD ROE

POLICY OWNER	RICHARD ROE

FACE AMOUNT OF BASE POLICY	$100,000

DEATH BENEFIT	OPTION A		SEPARATE ACCOUNT K

POLICY NUMBER	XX XXX XXX		ISSUE AGE 35

BENEFICIARY	MARGARET ROE		SEX MALE

REGISTER DATE	MAY 1, 2015	RATING CLASS:	STANDARD
NON-TOBACCO USER

DATE OF ISSUE	MAY 1, 2015

THE LIFE INSURANCE QUALIFICATION TEST IS THE GUIDELINE PREMIUM TEST

THE MINIMUM BASE POLICY FACE AMOUNT IS $100,000.

A MINIMUM INITIAL PREMIUM PAYMENT OF $110.97 IS DUE ON OR BEFORE DELIVERY OF THE POLICY. EACH PREMIUM PAYMENT THEREAFTER MUST BE AT LEAST $50.00.

THE PLANNED PERIODIC PREMIUM OF $500.00IS PAYABLE QUARTERLY.

THE MINIMUM GUARANTEED INTEREST RATE WE CREDIT TO THE PORTION OF YOUR POLICY ACCOUNT THAT IS IN OUR GIA IS 1.50% PER YEAR.

THE NO LAPSE GUARANTEE PERIOD IS 15YEARS FROM THE REGISTER DATE. SEE THE NO LAPSE GUARANTEE PROVISION

THE NO LAPSE GUARANTEE ACCUMULATION RATE: NONE.

SEE PAGE 3–CONTINUED FOR THE TABLE OF GUARANTEE PREMIUMS.

THE MAXIMUM AGE FOR A BASE POLICY FACE AMOUNT INCREASE OR A CHANGE TO DEATH BENEFIT OPTION B IS ATTAINED AGE 85 OF THE INSURED PERSON. THE MAXIMUM AGE MAY VARY BASED ON THE RATING CLASS OF THE INSURED PERSON AT THE TIME OF SUCH INCREASE OR CHANGE TO OPTION B.

THE PLANNED PERIODIC PREMIUMS SHOWN ABOVE MAY NOT BE SUFFICIENT TO CONTINUE THE POLICY AND LIFE INSURANCE COVERAGE IN FORCE. THE PERIOD FOR WHICH THE POLICY AND COVERAGE WILL CONTINUE IN FORCE WILL DEPEND ON: (1) THE AMOUNT, TIMING AND FREQUENCY OF PREMIUM PAYMENTS; (2) CHANGES IN THE FACE AMOUNT AND THE DEATH BENEFIT OPTION; (3) CHANGES IN THE INTEREST RATES CREDITED TO OUR GIA AND THE INVESTMENT PERFORMANCE OF THE INVESTMENT FUNDS OF OUR SA; (4) CHANGES IN THE MONTHLY DEDUCTIONS FROM THE POLICY ACCOUNT FOR THIS POLICY AND ANY BENEFITS PROVIDED BY RIDERS TO THIS POLICY; (5) CHANGES IN DEDUCTIONS FROM PREMIUM PAYMENTS; AND (6) LOAN AND PARTIAL NET CASH SURRENDER VALUE WITHDRAWAL ACTIVITY.

HOWEVER, THIS POLICY IS GUARANTEED NOT TO LAPSE DURING THE NO LAPSE GUARANTEE PERIOD, SUBJECT TO THE NO LAPSE GUARANTEE PROVISION THAT IS PART OF THIS POLICY. SEE THE NO LAPSE GUARANTEE PROVISION FOR FURTHER DETAILS.

IL LEGACY III

09-100CARev.

POLICY INFORMATION CONTINUED — POLICY NUMBER XX XXX XXX

TABLE OF GUARANTEE PREMIUMS

BENEFITS	MONTHLY PREMIUM	PREMIUM PERIOD
NO LAPSE GUARANTEE	$36.99	15 YEARS

YOU CAN, WITHIN LIMITS, MAKE PREMIUM PAYMENTS AT ANY TIME AND IN ANY AMOUNT. HOWEVER, THE MONTHLY PREMIUMS SHOWN ABOVE ARE USED TO DETERMINE WHETHER THE NO LAPSE GUARANTEE BENEFIT IS IN EFFECT AS DESCRIBED IN THE “GRACE PERIOD” PROVISION.

IF THE NET POLICY ACCOUNT VALUE AT THE TERMINATION OF THE NO LAPSE GUARANTEE PERIOD SHOWN ABOVE IS NOT SUFFICIENT TO COVER TOTAL MONTHLY DEDUCTIONS DUE AT THAT TIME, THIS POLICY WILL TERMINATE WITHOUT VALUE UNLESS AN ADDITIONAL PAYMENT IS MADE.

IL LEGACY III

09-100CARev.

POLICY INFORMATION CONTINUED — POLICY NUMBER XX XXX XXX

TABLE OF MAXIMUM MONTHLY DEDUCTIONS FROM YOUR POLICY ACCOUNT

                       ------------                                                             ------------

BENEFITS		PERIOD

BASE POLICY COST OF INSURANCE CHARGE	MAXIMUM MONTHLY COST OF INSURANCE RATE FOR THE BASE POLICY (SEE PAGE 4) TIMES THOUSANDS OF BASE POLICY NET AMOUNT AT RISK.	86 YEARS

MORTALITY AND EXPENSE RISK CHARGE	AN AMOUNT NOT TO EXCEED 0.07083% EACH POLICY MONTH OF THE AMOUNT OF YOUR POLICY ACCOUNT THAT IS THEN ALLOCATED TO THE INVESTMENT FUNDS OF OUR SEPARATE ACCOUNT.	ALL YEARS

ADMINISTRATIVE CHARGE	FOR EACH POLICY YEAR WE DEDUCT AT THE BEGINNING OF EACH POLICY MONTH AN AMOUNT NOT TO EXCEED: $0.14 FOR EACH $1,000 OF INITIAL BASE POLICY FACE AMOUNT PLUS $15.00.	86 YEARS

	EACH POLICY YEAR FOLLOWING AN APPROVED REQUESTED FACE AMOUNT INCREASE, WE DEDUCT AT THE BEGINNING OF EACH POLICY MONTH A FIXED AMOUNT FOR EACH $1,000 OF FACE AMOUNT INCREASE THAT EXCEEDS THE PREVIOUS HIGHEST FACE AMOUNT. THIS AMOUNT IS DETERMINED BASED ON THE ATTAINED AGE, SEX, TOBACCO AND NON-TOBACCO USER STATUS AND RATING CLASS OF THE INSURED PERSON ON THE EFFECTIVE DATE OF THE INCREASE. CHANGES IN THE BASE POLICY FACE AMOUNT RESULTING FROM A CHANGE IN DEATH BENEFIT OPTION WILL NOT BE CONSIDERED IN COMPUTING THE PREVIOUS HIGHEST FACE AMOUNT.	TO ATTAINED AGE 121 AS MEASURED FROM THE EFFECTIVE DATE OF INCREASE, IF APPLICABLE

IL LEGACY III

09-100CARev.

POLICY INFORMATION CONTINUED – POLICY NUMBER XX XXX XXX

                     TABLE OF MAXIMUM MONTHLY COST OF INSURANCE RATES

PER $1,000 OF BASE POLICY NET AMOUNT AT RISK

INSURED PERSON’S		INSURED PERSON’S		INSURED PERSON’S

ATTAINED -------- AGE ----	RATE ----	ATTAINED -------- AGE ----	RATE ----	ATTAINED -------- AGE ----	RATE ----

35	0.09083	65	1.29833	95	25.57250
36	0.09583	66	1.42833	96	27.43167
37	0.10000	67	1.56000	97	29.45750
38	0.10750	68	1.70333	98	31.67250
39	0.11417	69	1.85083	99	34.09917

40	0.12167	70	2.03083	100	36.77083
41	0.13167	71	2.23167	101	38.95083
42	0.14417	72	2.49667	102	41.33500
43	0.15833	73	2.77750	103	43.94583
44	0.17500	74	3.07333	104	46.81250

45	0.19417	75	3.39833	105	49.92500
46	0.21250	76	3.75333	106	53.36250
47	0.23250	77	4.16833	107	57.17333
48	0.24417	78	4.65417	108	61.41833
49	0.25750	79	5.21917	109	66.17250

50	0.27667	80	5.83917	110	71.52917
51	0.29917	81	6.55083	111	77.61667
52	0.33000	82	7.29750	112	83.33250
53	0.36333	83	8.10917	113	83.33250
54	0.40667	84	9.01667	114	83.33250

55	0.45917	85	10.04167	115	83.33250
56	0.51250	86	11.19167	116	83.33250
57	0.57083	87	12.46500	117	83.33250
58	0.62000	88	13.84917	118	83.33250
59	0.67750	89	15.33333	119	83.33250

60	0.74583	90	34.32167	120	83.33250
61	0.83000	91	37.75417	121 AND	00.00000
62	0.93250	92	41.48167	ABOVE
63	1.04833	93	45.59417
64	1.16917	94	50.16167

IL LEGACY III

09-100CARev.

POLICY INFORMATION CONTINUED — POLICY NUMBER XX XXX XXX

                     TABLE OF SURRENDER CHARGES

FOR THE INITIAL BASE POLICY FACE AMOUNT

BEGINNING OF POLICY YEAR -----------	CHARGE ------	BEGINNING OF POLICY YEAR ------------	CHARGE ------

1	$2022.66	9	$1469.85
2	2006.57	10	1371.58
3	1984.67	11	1270.16
4	1908.27	12	1163.84
5	1827.00	13	1053.51
6	1742.74	14	938.99
7	1655.41	15	759.91
8	1564.17	16 AND LATER	0.00

A SURRENDER CHARGE WILL BE DEDUCTED FROM YOUR POLICY ACCOUNT IF THIS POLICY IS GIVEN UP FOR ITS NET CASH SURRENDER VALUE WITHIN THE FIRST FIFTEEN POLICY YEARS. THE SURRENDER CHARGE IN THE FIRST POLICY MONTH OF EACH POLICY YEAR IS SHOWN IN THE TABLE ABOVE. THE SURRENDER CHARGE DECLINES UNIFORMLY IN EQUAL MONTHLY AMOUNTS WITHIN EACH POLICY YEAR UNTIL IT REACHES ZERO IN THE TWELFTH MONTH OF POLICY YEAR FIFTEEN.

THIS TABLE ASSUMES NO FACE AMOUNT INCREASES. ADDITIONAL SURRENDER CHARGES MAY APPLY FOR CERTAIN FACE AMOUNT INCREASES. SEE THE “SURRENDER CHARGES” PROVISION OF THIS POLICY FOR A DESCRIPTION OF CHANGES TO SURRENDER CHARGES FOR FACE AMOUNT INCREASES.

IF THE BASE POLICY FACE AMOUNT IS REDUCED WITHIN THE FIRST FIFTEEN POLICY YEARS OR WITHIN FIFTEEN YEARS FOLLOWING A FACE AMOUNT INCREASE, A SURRENDER CHARGE WILL BE DEDUCTED FROM YOUR POLICY ACCOUNT. SEE THE “SURRENDER CHARGES” PROVISION OF THIS POLICY FOR A DESCRIPTION OF THE SURRENDER CHARGE DEDUCTED FOR A FACE AMOUNT REDUCTION.

IL LEGACY III

9-100CARev.